Exhibit 5.1

Proskauer Rose LLP 2029 Century Park East, Suite 2400 Los Angeles, CA 90067-3010

June 5, 2026

Xos, Inc.

3550 Tyburn Street, Unit 100

Los Angeles, California 90065

Ladies and Gentlemen:

We are acting as counsel to Xos, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

(1)	shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

(2)	shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”);

(3)	debt securities of the Company (the “Debt Securities”);

(4)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

(5)	units of a combination of one or more of the securities described in clauses (1) through (4) above (the “Units”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities” and each, a “Security.”

We have examined: (i) the Registration Statement; (ii) the Base Prospectus; (iii) the bylaws of the Company, as in effect on the date hereof and as amended to date; (iv) the Certificate of Incorporation of the Company, as in effect on the date hereof and as amended to date; (v) the form of indenture (the “Indenture”) to be entered into between the Company and a trustee or bank to be named therein (the “Trustee”), and filed as an exhibit to the Registration Statement; and (vi) such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with this opinion, we have assumed that:

(1)	the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

(2)	prior to the delivery of any Security, the Board of Directors of the Company (the “Board”) shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded;

(3)	each of the Debt Securities, Warrants and Units and the Indentures, warrant agreements and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York;

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June 5, 2026

(4)	each of the Documents will be duly authorized, validly executed and delivered by the Company and the other parties thereto;

(5)	each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms;

(6)	the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities;

(7)	the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware with respect to the Common Stock and Preferred Stock;

(8)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;

(9)	a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(10)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus;

(11)	a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(12)	there shall be no change in law affecting the validity of any of the Securities (between the date hereof and the date of issuance and sale of such Securities); and

(13)	all parties to agreements involving the issuance or sale of the Securities will perform their obligations thereunder in compliance with the terms of such documents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that:

1.	With respect to the Common Stock, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and sale of the Common Stock, the terms of the offering thereof and related matters, (ii) such shares of Common Stock have been issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly constituted and acting committee thereof) and in the manner contemplated by the applicable Prospectus and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, which consideration shall not be less than the par value thereof, such shares of Common Stock will be legally issued, fully paid and non-assessable.

June 5, 2026

2.	With respect to the Preferred Stock, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the designation of the relative rights, preferences and limitations of any series of Preferred Stock, (ii) a certificate of designations relating to such series of Preferred Stock has been properly filed with the Secretary of State of the State of Delaware, (iii) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and sale of such shares of Preferred Stock, the terms of the offering thereof and related matters, (iv) such shares of Preferred Stock have been issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly constituted and acting committee thereof) and (v) the Company has received payment of the cash or other lawful consideration provided to be paid for the Preferred Stock, which consideration shall not be less than the par value thereof, such shares of Preferred Stock will be legally issued, fully paid and non-assessable.

3.	With respect to the Debt Securities, when (i) the applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and (ii) the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the applicable Indenture and authorized by all necessary corporate action of the Company, and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

4.	With respect to the Warrants, when (i) the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and (ii) the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and (iii) such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

June 5, 2026

5.	With respect to the Units, when (i) the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and (ii) the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and (iii) such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the Securities forming, or issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

1.	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

2.	This opinion is limited in all respects to the Delaware General Corporation Law, and with respect to the opinions set forth in paragraphs (3), (4) and (5) above, the laws of the State of New York.

3.	Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.

4.	Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Base Prospectus and to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP